Exhibit 10.24

SECOND AMENDMENT TO LEASE
(Expansion of Premises)

This Second Amendment to Lease (“Amendment”) is made and entered into as of the 18th  day of December, 2007 by and between FPOC, LLC, a California limited liability company (“Landlord” or “Lessor”), and Sunpower Corporation, Systems, a Delaware corporation (“Tenant” or “Lessee”), successor-in-interest to PowerLight Corporation.

R E C I T A L S

A.           Landlord and PowerLight Corporation (“Powerlight”) entered into that certain Standard Multi-Tenant Industrial Lease – Net dated as of December 15, 2006 (together with the Addendum thereto, the “Original Lease”) pursuant to which Tenant leases certain premises containing approximately 175,802 square feet (the “Current Premises”) in that certain commercial building known as Ford Point (the “Building”) and located at 1414 Harbour Way South, Richmond, California.   The Current Premises consist of approximately 110,522 square feet of space (the “Existing Premises”) and approximately 65,280 square feet (the “Expansion Premises”).  Landlord and Powerlight entered into that certain First Amendment to Lease dated as of May 24, 2007 (the “First Amendment”).  The Original Lease as amended by the First Amendment is hereinafter referred to as the “Lease”.  Tenant has assumed the obligations of Powerlight as “tenant” under the Lease.

B.           Tenant desires to lease additional space in the Building.

C.           Landlord and Tenant presently desire to amend the Lease to provide, among other things, for the expansion of the Current Premises, as more fully set forth below.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Defined Terms.  All capitalized terms not defined herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2.    Confirmation of the Commencement Date for the Existing Premises.  (a) The parties hereto acknowledge that the Commencement Date for the portion of the Existing Premises which Tenant occupied as of December 17, 2007 (the “December 17 Increment”) shall be deemed to be December 17, 2007 (the “December 17 Commencement Date”).  The Commencement Date for the remainder of the First Increment (the “Remaining Increment”) shall be the date on which the Remaining Increment is ready for occupancy as evidenced by a temporary certificate of occupancy or its equivalent from the City of Richmond (the “Remaining Increment Commencement Date”).  Each of Landlord and Tenant hereby waives any claims against the other for delays in connection with the delivery of the First Increment.  As used in the Lease, “Commencement Date” shall mean the December 17 Commencement Date with respect to the December 17 Increment and the Remaining Increment Commencement Date with respect to the Remaining Increment.  The square footage of the December 17 Increment and the Remaining Increment shall be determined by Landlord’s architect promptly following the full execution of this Amendment by Landlord and Tenant.  Notwithstanding the foregoing, Tenant acknowledges that Landlord has no obligation to perform the following work in the Existing Premises: (i) installation of glass doors, (ii) installation of special feature glass in the conference room, (iii) any furniture and Tenant-supplied fixtures and equipment, (iv) installation of non-stainless steel countertops, (v) AV and teledata, (vi) specialty interior paint, and (vii) roof access by stair with weatherproof observation enclosure allowing for safe assembly of 10 people minimum (item #2 under “Tenant Improvements” listed on Exhibit B-3 attached to the Lease).

(b)          The parties acknowledge that the provisions of Paragraph 52(b) are hereby deleted from the Lease and shall be of no further force or effect.

3.            Additional Allowance.  The parties hereto acknowledge that Landlord provided Tenant with an Additional Allowance with respect to the Existing Premises pursuant to Paragraph 2.2 of Exhibit B to the Lease.  The parties acknowledge that, notwithstanding the provisions of the second sentence of Paragraph 2.2 of Exhibit B to the Lease, Landlord shall have no obligation to finance the amount of the Additional Allowance and that therefore Tenant shall pay such amount to Landlord in immediately available funds within thirty (30) days of Landlord and Tenant’s good faith agreement regarding the actual amount of such Additional Allowance.

4.            Addition of 8,310 SF Increment.

(a)           The increment of space consisting of approximately 8,110 square feet of office space located on the 2nd floor of the Building and 200 square feet located on the first floor of the Building (collectively, the “8,310 SF Increment”) and labeled as such on the attached Exhibit A-3 shall become part of the Premises on the date hereof and shall be delivered to Tenant concurrently with the Existing Premises.  The Term of the Lease with respect to the 8,310 SF Increment shall be co-terminous with the Term of the Lease for the Existing Premises.  Subject to adjustment as provided in Paragraph 72 of the Lease, the Base Rent with respect to the 8,310 SF Increment shall commence upon the commencement date for the Second Increment and shall be as follows.

Period:	Monthly Base Rent:
Second Increment Commencement Date – 9/30/10	$12,162.65
10/1/10 – 9/30/11	$12,527.53
10/1/11 – 9/30/12	$12,903.36
10/1/12 – 9/30/13	$13,290.46
10/1/13 – 9/30/14	$13,689.17
10/1/14 – 9/30/15	$14,099.85
10/1/15 – 9/30/16	$14,522.84
10/1/16 – 9/30/17	$14,958.53
10/1/17 – 9/30/18	$15,407.28

Concurrently with Tenant’s execution of this Amendment, Tenant shall deliver to Landlord Base Rent in the amount of $12,162.65 to be credited toward Base Rent due for the first full month following the 8,310 SF Commencement Date (as defined below).  The schedule of rent herein shall be subject to adjustment as provided in the Lease for the Current Premises.

(b)           Prior to delivering the 8,310 SF Increment to Tenant, Landlord shall design and construct the Base Building Improvements therein as described in Exhibits B, B-1 and B-2 of the Lease and shall improve the 8,310 SF Increment pursuant to the Approved 8,310 SF Working Drawings, as defined below (the “8,310 SF Improvements”), all in accordance with the Work Letter attached to the Lease.  In performing such work, Landlord shall pay for all Standard Base Building Costs as described in Exhibit B-1 of the Lease with respect to the 8,310 SF Increment. Tenant shall pay for all modifications and upgrades to the Base Building Standards within the 8,310 SF Increment with a credit for any cost saved by Landlord from the amounts Landlord would have incurred for Standard Base Building Costs, all as more specifically described in the Work Letter.

(c)           As used herein, “Approved 8,310 SF Working Drawings” shall mean the final 8,310 SF Working Drawings approved by Landlord and Tenant.  The Approved 8,310 SF Working Drawings consist of the Approved 8,110 SF Working Drawings attached hereto as Exhibit A-3-1 and the Approved 200 SF Working Drawings attached hereto as Exhibit A-3-2.  Tenant shall make no changes or modifications to the Approved 8,310 SF Working Drawings without the prior written consent of Landlord, which shall not be unreasonably withheld.  The 8,310 SF Improvements shall be performed in compliance with all Applicable Requirements. Landlord shall notify Tenant upon Substantial Completion of the 8,310 SF Improvements.

(d)           The commencement date of the Lease for the 8,310 SF Increment shall be the Commencement Date for the Second Increment regardless of the date Tenant commences occupancy and use of the 8,310 SF Increment for the conduct of its business (the “8,310 SF Commencement Date”).  Tenant’s use and occupancy of the 8,310 SF Increment shall not trigger the Commencement Date for the Second Increment.

(e)           To reflect the addition of the 8,310 SF Increment to the Lease, effective as of the 8,310 SF Commencement Date, Lessee’s Share shall be 1.61% with respect to the 8,310 SF Increment.  Tenant’s initial monthly payment for the estimated Common Area Operating Expenses with respect to the 8,310 SF Increment is $1,246.50.  Concurrently with Tenant’s execution of this Amendment, Tenant shall pay to Landlord the amount of $1,246.50 representing the monthly installment of the estimated Common Area Operating Expenses due with respect to the 8,310 SF Increment for the first month of the Term of the Lease with respect to the 8,310 SF Increment.

(f)           To reflect the addition of the 8,310 SF Increment to the Lease, effective as of the Commencement Date, Tenant shall be entitled to an additional thirty-two (32) unreserved parking spaces. All parking shall be free of charge throughout the initial Lease Term.

5.           Addition of Additional Office Space.  Subject to Tenant’s Additional Termination Right set forth in Section 8 below, the following space shall be added to the Current Premises: that certain space consisting of two increments: (i) “Phase 1” consisting of approximately 17,629 square feet, and (ii) “Phase 2” consisting of approximately 23,460 square feet, collectively referred to herein as the “Additional Office Space” and labeled as such on the attached Exhibit A-4.  Landlord and Tenant agree that for purposes of the Lease and this Amendment, the Additional Office Space shall be deemed to contain approximately 41,089 square feet of space, subject to the provisions of Paragraph 72 of the Lease.  Upon delivery of the applicable Phase of the Additional Office Space, the Lease shall be modified to provide that the “Premises” consists of approximately 247,576 square feet (the combined 8,310 SF Increment, the Current Premises, Additional Office Space and the R&D Space [as defined below] shall hereinafter be referred to as the “Premises”). No later than January 15, 2008, Tenant may elect by written notice to Landlord to perform both the Base Building Improvements and any additional improvements it desires in the Additional Office Space (the “Tenant-Controlled Notice”).  If Tenant timely elects to perform such work by delivery of the Tenant-Controlled Notice to Landlord, then the provisions of Section 5(B) shall govern the addition of the Additional Office Space to the Premises.  If Tenant fails to timely notify Landlord that it has elected to perform such work, then Landlord shall perform such work and the provisions of Section 5(A) shall govern the addition of the Additional Office Space to the Premises.

A. Landlord-Controlled Build-Out

                (a)           The Additional Office Space shall be delivered to Tenant upon Substantial Completion of the Additional Space Improvements (as defined below).

(b)           Prior to delivering the Additional Office Space to Tenant, Landlord shall design and construct the Base Building Improvements therein as described in Exhibits B, B-1 and B-2 of the Lease and shall improve the Additional Office Space pursuant to the Approved Working Drawings as defined below (the “Additional Space Improvements”), all in accordance with the Work Letter attached to the Lease.  In performing such work, Landlord shall pay for all Standard Base Building Costs as described in Exhibit B-1 of the Lease with respect to the Additional Office Space.  In addition, Landlord shall, at Landlord’s sole cost and expense, perform the following work in the Additional Office Space: (i) construct mezzanine 2 bathroom similar to the one in mezzanine 4, (ii) install rough plumbing for kitchen to the west side of the mezzanine 2 wall, and (iii) construct all necessary exiting from the Additional Office Space.  Tenant shall pay for all modifications and upgrades to the Base Building Standards within the Additional Office Space with a credit for any cost saved by Landlord from the amounts Landlord would have incurred for Standard Base Building Costs, all as more specifically described in the Work Letter.

(c)           As of the date of this Amendment, Landlord and Tenant have not developed or agreed upon the space plans for the Additional Office Space (“Preliminary Space Plans”).  The parties agree to work in good faith to develop and agree upon such Preliminary Space Plans.

(d)           Landlord shall construct the Additional Space Improvements pursuant to the provisions of the Work Letter attached to the Lease as Exhibit B except that the schedule for development of the construction drawings shall be as follows:   If Tenant has not elected to perform the Additional Space Improvements, then within thirty (30) days following the later to occur of: (x) the date on which the Preliminary Space Plans have been approved by Landlord and Tenant, and (y) the earlier to occur of the date on which Landlord receives the Tenant-Controlled Notice (in which Tenant indicates that Tenant has elected not to perform the Additional Space Improvements) and January 16, 2008, Landlord shall cause to be prepared working drawings (“Additional Space Working Drawings”) for the Additional Space Improvements pursuant to the Preliminary Space Plans and shall deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned so long as the Additional Space Working Drawings are consistent with the approved Preliminary Space Plans).  The Additional Space Working Drawings shall include basic programming, including architectural and MEP, all clearly documented.  Tenant shall notify Landlord whether it approves of the submitted Additional Space Working Drawings within ten (10) business days after Landlord’s submission thereof.  If Tenant disapproves of such Additional Space Working Drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five (5) business days after such notice, revise such Additional Space Working Drawings in accordance with Tenant’s reasonable objections and submit the revised Additional Space Working Drawings to Tenant for its review and approval.  Tenant shall notify Landlord in writing whether it approves of the resubmitted Additional Space Working Drawings within five (5) business days after its receipt thereof.  This process shall be repeated until the Additional Space Working Drawings have been finally approved by Landlord and Tenant.

(e)           As used herein, “Approved Additional Space Working Drawings” shall mean the final Additional Space Working Drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto.  Landlord shall provide a final copy of the Approved Additional Space Working Drawings to Tenant no later than the date which is twenty (20) days following the approval of the Approved Additional Space Working Drawings by Landlord and Tenant.  Neither party shall make any changes or modifications to the Approved Additional Space Working Drawings without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed.  Landlord shall hire an established and qualified general contractor which has been approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.  The contractor shall put subcontractors (three each for each of the major trades) through a competitive bid process reviewed by Tenant’s project manager, and such hiring process shall include a determination as to the subcontractor’s ability to meet Tenant’s reasonable timing and budget requirements.  The Additional Space Improvements shall be performed in compliance with all Applicable Requirements.  Promptly following finalization of the Approved Additional Space Working Drawings, Landlord shall commence and diligently prosecute to completion the Additional Space Improvements.  Landlord shall deliver to Tenant a construction schedule for the Additional Space Improvements and shall update such schedule not less than once a week.  Landlord shall use commercially reasonable efforts to notify Tenant at least thirty (30) days prior to the date on which Landlord estimates that Substantial Completion of the Additional Space Improvements will occur and Landlord shall notify Tenant promptly following the actual date of the Substantial Completion of the Additional Space Improvements.

(f)           The target commencement date (“Target Commencement Date”) of the Lease for Phase 1 of the Additional Office Space shall be the earlier to occur of: (i) the date which is five (5) months following the date on which the Approved Additional Space Working Drawings were approved by Landlord and Tenant, or (ii) January 1, 2009, provided that in the event the Additional Space Working Drawings were approved after June 30, 2008 for reasons other than Tenant Delay, the January 1, 2009 date shall be extended one day for each day after June 30, 2008 through the date immediately preceding the date of such approval of the Additional Space Working Drawings.  Except as provided below, the commencement date for Phase 1 of the Additional Office Space shall be the earlier of: (x) the date of Substantial Completion of the Additional Space Improvements in the Additional Office Space in accordance with the Work Letter, but in no event prior to the Target Commencement Date, or (y) the date on which Tenant begins operating its business in any portion of Phase 1 of the Additional Office Space (the “Additional Space Commencement Date”).  Notwithstanding the foregoing, if (AA) Substantial Completion of the Lessor’s Work in Phase 1 of the Additional Office Space has not occurred by January 1, 2009 (the “Outside Additional Delivery Date”) as extended by any (i) Tenant Delay or (ii) events of Force Majeure, then commencing on the day immediately following the Outside Additional Delivery Date [as such date may be extended as provided herein], Tenant shall be entitled to an abatement of Base Rent on a per diem basis for each day of such delay.  The Outside Additional Delivery Date shall be delayed one day for each day of delay in the occurrence of the approval of the Additional Space Working Drawings on and after June 30, 2008.  The term of the Lease with respect to Phase 1 of the Additional Office Space shall commence on the Additional Space Commencement Date and shall be co-terminous with the Term of the Lease for the Existing Premises.  The commencement date of the Lease for Phase 2 of the Additional Office Space shall be the earlier to occur of: (A) January 1, 2010, provided that Landlord has Substantially Completed the Additional Space Improvements therein in compliance with the Work Letter and this Amendment, and (B) the date on which Tenant begins operating its business in Phase 2 of the Additional Office Space (the “Phase 2 Commencement Date”).  The term of the Lease with respect to Phase 2 of the Additional Office Space shall commence on the Phase 2 Commencement Date and shall be co-terminous with the Term of the Lease for the Existing Premises.

(g)           Tenant shall be permitted early access to each Phase of the Additional Office Space commencing on the date which Landlord estimates to be thirty (30) days prior to Substantial Completion of the Additional Space Improvements in the subject Phase of the Additional Office Space (each, an “Additional Space Access Date”), subject to the terms and conditions set forth herein.  Subject to and in accordance with all of the terms and conditions of the Lease, as amended hereby, except for Tenant’s obligation to pay Rent with respect to the Additional Office Space (which obligation shall commence as provided in Section 6 below), Tenant shall have access to the subject Phase of the Additional Office Space on the subject Additional Space Access Date.  The period of early access shall commence on the subject Additional Space Access Date and continue through the date immediately preceding the Additional Space Commencement Date or the Phase 2 Commencement Date, as the case may be (each, an “Additional Space Access Period”).  During the Additional Space Access Period, Tenant may enter the subject Phase of the Additional Office Space for the purpose of installing Tenant’s furniture, fixtures and equipment, provided that Tenant shall be solely responsible for any loss or damage to its equipment and fixtures from any cause whatsoever other than to the extent arising from the negligence or willful misconduct of Landlord, its contractor or any of their agents or representatives.  Such early access to the Additional Office Space and the performance of such installation activity shall be permitted only to the extent that Landlord determines that such early access and the performance of such installation activity will not delay the Substantial Completion of the Additional Space Improvements.  Tenant shall (i) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to such early entry, and (ii) comply with all Applicable Requirements to such early entry work in the Additional Office Space.  Landlord and Tenant shall cooperate in the scheduling of Tenant’s early access to each Phase of the Additional Office Space and of the performance of the installation activities in an attempt to maximize the benefits to Tenant of this Section 3(g) without interfering with the Substantial Completion of the Additional Space Improvements. Notwithstanding the foregoing, if such early access or installation delays or interferes with Landlord’s performance of the Additional Space Improvements, Landlord shall have the right to deny Tenant further access to the subject Phase of the Additional Office Space until the Additional Space Commencement Date or the Phase 2 Commencement Date, as the case may be.

B. Tenant-Controlled Build-Out

(a)           Tenant shall be permitted early access to the Additional Office Space commencing on the first business day following Tenant’s delivery of the Tenant-Controlled Notice to Landlord (the “Additional Space Access Date”), subject to the terms and conditions set forth herein.  Subject to and in accordance with all of the terms and conditions of the Lease, as amended hereby, except for Tenant’s obligation to pay Rent with respect to the Additional Office Space (which obligation shall commence as provided in Section 6(a) below), Tenant shall have access to the Additional Office Space on the Additional Space Access Date.  The period of early access shall commence on the Additional Space Access Date and continue through the date immediately preceding the Additional Space Commencement Date or the Phase 2 Commencement Date, as the case may be (each, an “Additional Space Access Period”).  During the Additional Space Access Period, Tenant may enter the Additional Office Space for the purpose of constructing the Additional Space Improvements and installing Tenant’s furniture, fixtures and equipment, provided that Tenant shall be solely responsible for any loss or damage to its equipment and fixtures from any cause whatsoever.  Tenant shall (i) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to such early entry, and (ii) comply with all Applicable Requirements to such early entry work in the Additional Office Space.

(b)           Tenant shall design and construct the Base Building Improvements in the Additional Office Space as described in Exhibits B, B-1 and B-2 of the Lease and shall improve the Additional Office Space pursuant to the Approved Additional Space Working Drawings as defined below (the “Additional Space Improvements”), all in accordance with the Work Letter attached to the Lease and this Amendment.  In performing such work, Landlord shall pay Tenant an allowance of $40.00 per square foot of the Additional Office Space (the “Additional Office Space Base Allowance”) for all Standard Base Building Costs as described in Exhibit B-1 of the Lease with respect to the Additional Office Space.  Notwithstanding the foregoing, Landlord shall, at Landlord’s sole cost and expense, perform the following work in the Additional Office Space: (i) construct mezzanine 2 bathroom similar to the one in mezzanine 4, (ii) install rough plumbing for kitchen to the west side of the mezzanine 2 wall, and (iii) construct all necessary exiting from the Additional Office Space.

(c)           As of the date of this Amendment, Landlord and Tenant have not developed or agreed upon the space plans for the Additional Office Space (“Preliminary Space Plans”).  The parties agree to work in good faith to develop and agree upon such Preliminary Space Plans.  Tenant shall construct the Additional Space Improvements pursuant to the provisions of the Work Letter attached to the Lease as Exhibit B except that the schedule for development of the construction drawings shall be as follows:   Within thirty (30) days following the later to occur of Tenant’s delivery to Landlord of the Tenant-Controlled Notice and the approval of the Preliminary Space Plans by Landlord and Tenant, Tenant shall cause to be prepared working drawings (“Additional Space Working Drawings”) for the Additional Space Improvements pursuant to the Preliminary Space Plans and deliver the same to Landlord for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).  The Additional Space Working Drawings shall include basic programming, including architectural and MEP, all clearly documented.  Landlord shall notify Tenant whether it approves of the submitted Additional Space Working Drawings within ten (10) business days after Tenant’s submission thereof.  If Landlord disapproves of such Additional Space Working Drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise such Additional Space Working Drawings in accordance with Landlord’s reasonable objections and submit the revised Additional Space Working Drawings to Landlord for its review and approval.  Landlord shall notify Tenant in writing whether it approves of the resubmitted Additional Space Working Drawings within five (5) business days after its receipt thereof.  This process shall be repeated until the Additional Space Working Drawings have been finally approved by Landlord and Tenant.  If, despite Tenant’s diligent efforts (but excluding any delays solely due to Landlord Delay, as defined below), the Additional Space Working Drawings are not approved by Landlord and Tenant on or before October 1, 2008, then Landlord may elect to send a written notice to Tenant stating that Tenant’s failure to perform all necessary work in order to finalize the Additional Space Working Drawings within thirty (30) days of receipt of such notice (the “Plan Cure Period”) shall entitle Landlord upon the lapse of such Plan Cure Period to terminate the Lease solely with respect to this Section 5 and Section 6 below.  If, despite the good faith efforts of Landlord and Tenant, the Additional Space Working Drawings are not approved by both parties during the Plan Cure Period, then Landlord may elect by delivery of written notice to Tenant (“Landlord’s Termination Notice”) to terminate the Lease solely with respect to this Section 5 and Section 6 below and Landlord shall have no further obligation to make the Additional Office Space available for occupancy or lease by Tenant.  Within ten (10) days of Tenant’s receipt of Landlord’s Termination Notice, Tenant shall remove any and all of Tenant’s personal property located in the Additional Office Space, if any, and shall pay Landlord a termination fee in the amount of $100,000.00.

(d)           As used herein, “Approved Additional Space Working Drawings” shall mean the final Additional Space Working Drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto.  Tenant shall provide a final copy of the Approved Additional Space Working Drawings to Landlord no later than the date which is twenty (20) days following the approval of the Approved Additional Space Working Drawings by Landlord and Tenant.  Tenant shall make no changes or modifications to the Approved Additional Space Working Drawings without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall hire an established general contractor and such general contractor shall be subject to Landlord’s prior approval, such approval not to be unreasonably withheld, conditioned or delayed.  The general contractor shall put subcontractors through a competitive bid process reviewed by Landlord’s project manager and such hiring process shall include the general contractor’s ability to meet Tenant’s reasonable timing and budget requirements.  The Additional Space Improvements shall be performed in compliance with all Applicable Requirements.  Promptly following finalization of the Approved Additional Space Working Drawings, Tenant shall commence and diligently prosecute to completion the Additional Space Improvements.  Tenant shall notify Landlord upon Substantial Completion of the Additional Space Improvements.

(f)           The commencement date of the Lease for Phase 1 of the Additional Office Space shall be the earlier to occur of: (i) the date which is five (5) months following the approval of the Approved Additional Space Working Drawings by Landlord and Tenant, as such period may be extended by any Landlord Delay, as defined below, and (ii) the date on which Tenant begins operating its business in any portion of Phase 1 of the Additional Office Space (the “Additional Space Commencement Date”).  The term of the Lease with respect to Phase 1 of the Additional Office Space shall commence on the Additional Space Commencement Date and shall be co-terminous with the Term of the Lease for the Existing Premises.  The commencement date of the Lease for Phase 2 of the Additional Office Space shall be the earlier to occur of: (x) January 1, 2010, and (y) the date on which Tenant begins operating its business in Phase 2 of the Additional Office Space  (the “Phase 2 Commencement Date”).  The term of the Lease with respect to Phase 2 of the Additional Office Space shall commence on the Phase 2 Commencement Date and shall be co-terminous with the Term of the Lease for the Existing Premises.  For purposes of this Paragraph, the term “Landlord Delay” shall any delay in Tenant’s completion of the Additional Space Improvements, including the design and construction of the Additional Space Base Work, that occurs directly (i) because Landlord fails timely to furnish any information or to deliver, review, comment upon or approve any plans, drawings and documentation as provided herein (whether preliminary, interim revisions or final), pricing estimates, construction bids and the like, (ii) because of any changes requested by Landlord to any approved plans and drawings following the approval thereof by the parties, (iii) because Landlord fails to attend any previously scheduled meeting with Tenant, architect, any design professional or any contractor, or their respective employees or representatives as may be required or scheduled hereunder or as otherwise necessary in connection with the preparation or completion of any construction documents and in connection with Tenant’s design and construction of the Additional Space Improvements, or (iv) because Landlord otherwise knowingly delays the completion of the Additional Space Improvements. Tenant shall promptly notify Landlord of any acts, omissions or conditions which Tenant alleges will cause a Landlord Delay.

(g)           The Additional Office Space Base Allowance shall be paid to Tenant on the date which is thirty (30) days following Tenant's compliance with each of the following: (i) Tenant shall have completed the Base Building Improvements in the Additional Office Space (“Additional Space Base Work”) in accordance with the Approved Additional Space Working Drawings, (ii) Tenant shall furnish Landlord with copies of invoices or other evidence reasonably satisfactory to Landlord to confirm that Tenant spent at least as much as the Additional Office Space Base Allowance for the Additional Space Base Work, (iii) Tenant shall provide Landlord with an unconditional lien waiver in the statutory form from its general contractor with respect to the Additional Space Base Work, (iv) Tenant shall provide Landlord with a copy of its permits for the construction of the Additional Space Base Work, and (v) Tenant shall provide a certificate from Tenant’s architect that the Additional Space Base Work was completed in material and substantial compliance with such permits and the Approved Additional Space Working Drawings.  All bills for the Additional Space Base Work must be submitted on or before December 31, 2010, after which time, any amounts not funded shall be forfeited, and Landlord will make no further payments related to the Additional Space Base Work after such date.  Landlord shall have no obligation to fund any portion of the Additional Office Space Base Allowance at any time that Tenant is in Default under the Lease, as amended hereby.

6.           Rent for Additional Office Space. (a) To reflect the addition of the Additional Office Space to the Lease and notwithstanding anything in the Lease to the contrary, effective as of the Additional Space Commencement Date for each phase, and continuing thereafter through the remainder of the Term, Tenant shall pay to Landlord Base Rent in advance on or before the first day of each calendar month, for the Additional Office Space, as follows:

	Months:	Base Rent Per Month PSF:	Base Rent Per Month:
Phase 1 – 17,629 sf:	1 – 12	$1.57	$27,589.39
Phase 1 + Phase 2	13 – 24	$1.61	$66,153.29
	25 – 36	$1.66	$68,207.74
	37 – 48	$1.71	$70,262.19
	49 – 60	$1.76	$72,316.64
	61 – 72	$1.81	$74,371.09
	73 – 84	$1.87	$76,836.43
	85 – 96	$1.92	$78,890.88
	97 – 108	$1.98	$81,356.22
	109 – 9/30/2018	$2.04	$83,821.56

The schedule of rent herein shall be subject to adjustment as provided in the Lease for the Current Premises.

(b)           To reflect the addition of the Additional Office Space to the Lease, effective as of the Additional Space Commencement Date, Lessee’s Share shall be 3.41% with respect to Phase 1 of the Additional Office Space.  Commencing on the Phase 2 Commencement Date, Lessee’s Share with respect to the entirety of the Additional Office Space shall be 7.95%.

(c)           To reflect the addition of Phase 1 of the Additional Office Space to the Lease, effective as of the Additional Space Commencement Date, Tenant shall be entitled to an additional seventy (70) unreserved parking spaces. Commencing on the Phase 2 Commencement Date, to reflect the addition of Phase 2 of the Additional Office Space to the Lease, Tenant shall be entitled to an additional ninety-three (93) unreserved parking spaces.

7.           Addition of R&D Space.  (a) The increment of space consisting of approximately 22,375 square feet of yard area adjacent to the Current Premises referred to herein as the “R&D Space” and labeled as such on the attached Exhibit A-5 were added to the Current Premises and were delivered to Tenant on or about November 1, 2007.  Within ninety (90) days following the full execution of this Amendment, Tenant shall enclose the R&D Space with chain link fence (the height of such fence shall be determined by Landlord exercising its reasonable discretion) and provide for an entrance in a mutually acceptable location so that the R&D Space is secured for Tenant’s exclusive use. The lease of the R&D Space shall be on a strictly “AS IS” basis and Tenant shall be responsible, at its sole cost and expense, for complying with any and all Applicable Requirements in connection with its use of the R&D Space.  The addition of the R&D Space to the Premises shall not affect Tenant’s Share of Operating Expenses.  The Term of the Lease with respect to the R&D Space commenced on November 1, 2007 and shall be co-terminous with the Term of the Lease with respect to the Existing Premises, subject to Section 7(b) below.  The Base Rent for the R&D Space shall commence at such time as Landlord has removed its personal property from the R&D Space (The “R&D Commencement Date”) and shall be as follows.

Period:	Base Rent Per Month PSF:	Monthly Base Rent:
R&D Commencement Date – 10/31/08	$0.15	$3,356.25
11/1/08 – 10/31/09	$0.155	$3,456.94
11/1/09 – 10/31/10	$0.159	$3,560.65
11/1/10 – 10/31/11	$0.164	$3,667.46
11/1/11 – 10/31/12	$0.169	$3,777.49
11/1/12 – 10/31/13	$0.174	$3,890.81
11/1/13 – 10/31/14	$0.179	$4,007.54
11/1/14 – 10/31/15	$0.184	$4,127.76
11/1/15 – 10/31/16	$0.184	$4,251.60
11/1/16 – 10/31/17	$0.190	$4,379.14
11/1/17 – 10/31/18	$0.196	$4,385.50
The R&D Commencement Date is estimated to occur on or about December 10, 2007.

(b)           Tenant shall have the right to terminate the Lease solely with respect to the R&D Space (the “R&D Termination Right”) by delivering to Landlord not less than six (6) months’ advance written notice (the “R&D Termination Notice”) of the exercise of such R&D Termination Right.  As used herein, the “Early R&D Termination Date” shall mean the date which is six (6) months following Landlord’s receipt of the R&D Termination Notice.  Prior to the Early R&D Termination Date, Tenant shall, at Tenant’s sole cost and expense, restore the R&D Space to the same condition as the remainder of the parking lot as to grading, drainage, asphalt and striping (the “R&D Restoration Work”).  If Tenant delivers a valid R&D Termination Notice, timely performs the R&D Restoration Work and surrenders the R&D Space to Landlord free of all Tenant’s personal property, then the Lease solely with respect to the R&D Space shall terminate at 11:59 p.m. on the Early R&D Termination Date.  If Tenant fails to perform the R&D Restoration Work, then Landlord shall perform the same and Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith within thirty (30) days of receipt of documented invoices for such Work.

8.           Termination Right.  (a) Prior to Tenant’s occupancy of any portion of the Additional Office Space, Tenant shall have a right to terminate the Lease solely with respect to the Additional Office Space (the “Additional Termination Right”) by delivering to Landlord written notice (the “Additional Termination Notice”) of the exercise of such Additional Termination Right.  If the Additional Termination Notice is delivered to Landlord on or before May 1, 2008 and prior to Tenant commencing any construction in the Additional Office Space, then Tenant shall pay to Landlord the amount of $100,000.00.  If the Additional Termination Notice is delivered to Landlord after May 1, 2008 and prior to Tenant’s occupancy of any portion of the Additional Office Space, then concurrently with delivery of the Additional Termination Notice to Landlord, Tenant shall pay to Landlord a “Termination Payment” equal to the sum of (A) the unamortized portions of the Standard Base Building Costs and any Additional Allowance paid by Landlord in connection with the Additional Office Space, plus (B) the unamortized portion of leasing commissions, and legal fees paid by Landlord on account of the Lease with respect to the Additional Office Space, plus (C) an amount equal to six (6) months Base Rent with respect to the entirety of the Additional Office Space in the amount of $396,919.74 (the “Termination Rental Sum”).  The Termination Rental Sum shall be paid concurrently with delivery of the Additional Termination Notice to Landlord and the remaining portions of the Termination Payment shall be made within thirty (30) days following such date as Landlord provides to Tenant written verification of such costs, fees and commissions.  As used herein, the “Additional Early Termination Date” shall mean the date of Landlord’s receipt of the Additional Termination Notice.  The amortization calculation shall be computed as of the last day of the period covered by the Termination Rental Sum.  If Tenant delivers a valid Additional Termination Notice together with the amount of $100,000.00 or the Termination Payment, as the case may be, then the Lease solely with respect to the Additional Office Space shall terminate at 11:59 p.m. on the Additional Early Termination Date.

(b)           Tenant’s rights under this Section 8 shall terminate: (1) on and after the date on which Tenant takes occupancy of any portion of the Additional Office Space, (2) if Tenant assigns any of its interest in the Lease, or sublets any portion of the Premises other than to a Permitted Transferee, or (3) if Tenant fails to timely exercise the Additional Termination Right under this Section 8, time being of the essence with respect to Tenant’s exercise thereof.  Tenant may not exercise its rights under this Section 8 if a Default exists as of the date of delivery of the Additional Termination Notice or as of the Additional Early Termination Date.

9.           Expansion Commencement Date.  Notwithstanding the provisions of Section 3(d) of the First Amendment, the Expansion Commencement Date shall be the date which is three (3) months prior to the earlier to occur of: (i) the date on which Tenant begins to conduct its business operations in any portion of the Expansion Premises and (ii) the date on which the Expansion Premises Improvements have been Substantially Completed, subject to any Tenant Delay.

10.           Modification of Roof Rights.  As of the date hereof, the parties hereto acknowledge that the rights of Tenant with respect to the placement of PV Equipment on the roof of the Building pursuant to Paragraph 73 of the Lease have been reduced in scope such that rather than the entire roof, Tenant’s rights are limited to the roof located over the 2 bays in the southeast corner of the Building above Tenant’s research and development area.

11.           Security Deposit.  Notwithstanding anything in the Lease to the contrary, the addition of the 8,310 SF Increment, the Additional Office Space and the R&D Space shall not increase the Security Deposit or the amount of the Letter of Credit required under the Lease.  Landlord acknowledges that Tenant is under no obligation to increase the amount of the Letter of Credit pursuant to the terms of Paragraph 56(d) of the Lease.

12.           Real Estate Brokers.  Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this Amendment, other than BT Commercial (Landlord’s broker) and CM Realty (Tenant’s broker).  Landlord shall pay a commission to Landlord’s broker pursuant to a separate written agreement and shall pay Tenant’s broker pursuant to the existing separate written agreement between Landlord and Tenant’s broker.  Landlord covenants to pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any other broker or agent utilized by Landlord with respect to this Amendment or the negotiation hereof.  Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any other broker or agent utilized by Tenant with respect to this Amendment or the negotiation hereof.

13.           Authority.  Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly organized and validly existing under the laws of the States of California and Delaware, (b) Tenant has full power and authority to enter into this Amendment and to perform all Tenant’s obligations under the Lease, as amended by this Amendment, and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

14.           No Offer.  Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.

15.           Exhibits.  Exhibit A-3, Exhibit A-3-1, Exhibit A-3-2, Exhibit A-4 and, Exhibit A-5 attached hereto shall be incorporated into the Lease, as amended hereby.

16.           Lease in Full Force and Effect.  This Amendment contains the entire understanding between the parties with respect to the matters contained herein.  Tenant hereby affirms to its knowledge that on the date hereof no breach or default by either party has occurred and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect with no defenses or offsets thereto.  No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Lease.  This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:			TENANT:

FPOC, LLC,			Sunpower Corporation, Systems,
a California limited liability company			a Delaware corporation

			By:	/S/ TOM DINWOODIE
BY:	FP Management, LLC, a California		Name:	Tom Dinwoodie
	limited liability company, its Manager		Its:	CEO, Systems
	By:	/s/ J.R. ORTON, III	By:	/S/ DAN SHUGAR
		J.R. Orton, III, Manager	Name:	Dan Shugar
			Its:	President, Systems

Exhibit A-3

Outline of 8,310 SF Increment

LEASE AREA CALCUALTIONS

24
23
22
21
20
19
18
17
16
15
14
W
U
S
Q
N
L
STAIR #4
ELEVATOR #5
ELEVATOR
MACHINE ROOM
POWERLIGHT
EXPANSION
8,110 S.F.
ELEC. RM.
#2
1
SECOND FLOOR POWERLIGHT EXPANSION
N

Developer:

Orton
Development, Inc.

POWERLIGHT EXPANSION

FORD ASSEMBLY BUILDING

1414 HARBOUR WAY SOUTH
RICHMOND, CA 94804

JULY 23, 2007

EXHIBIT
A-3

Exhibit A-3-1

Outline of Approved 8,110 SF Working Drawings

CONC. COLOR #2
'F' @ 16' O.C. TYP.
MECHANICAL DUCT ABOVE
'F' @ 1'-0" O.C. TYP.
6'-0"
8'-0"
8'-0"
12'-0"
4'-0"
2'-0"
16'-0"
6'-0"
CL OF BRACE
FLOOR CORE, TYP.
SUPSENDED FLUOR LIGHTING, TYP.
CARPET
PREVIOUS LEASE EXHIBIT, NIC
CONC. COLOR #3
CONC. COLOR #2
SERVER ROOM
W
U
S
Q
N

MARCY WONG & DONN LOGAN ARCHITECTS
800 Bancroft Way
Berkeley, CA 94710
tel: (510) 843-0916

Developer:

Orton Development, Inc.
3049 Research Dr.
Richmond, CA 94806
tel: (510) 428-0800

PHASE I - POWERLIGHT

FORD ASSEMBLY BUILDING

1414 HARBOUR WAY SOUTH
RICHMOND, CALIFORNIA 94804

Date: AUGUST 24 07

Sheet Name: APPROVED WORKING DRAWINGS

Drawn By: CR

Sheet Number: A-4

Exhibit A-3-2

Outline of Approved 200 SF Working Drawings

(N) STAIR #4
ELEVATOR #3
POWERLIGHT TENANT SPACE

2 PARTIAL SECOND FLOOR PLAN AT ELEVATOR #3 - FUTURE POWERLIGHT

(N) STAIR #4
ELEVATOR #3
R.R. DONNOLLEY TENANT SPACE

1 PARTIAL FIRST FLOOR PLAN AT ELEVATOR #3 - R.R. DONNOLEY

FORD ASSEMBLY BUILDING 1414 HARBOUR WAY SOUTH RICHMOND, CALIFORNIA 94804	Developer: Orton Development, Inc. 3049 Research Dr. Richmond, CA 94806 tel: (510) 428-0800	Architect: MARCY WONG & DONN LOGAN ARCHITECTS 800 Bancroft Way Berkeley, CA 94710 tel: (510) 843-0916	Sheet Name: ELEVATOR #3 - FIRST & SECOND FLOOR PLAN Date: 21 JUNE, 2007	EL-3 R.R.D

Exhibit A-4

Outline of Additional Office Space

LEASE AREA CALCUALTIONS
20
19
18
17
16
15
14
13
12
11
10
9
W
U
S
Q
N
L
STAIR #4
DN
ELEVATOR #5
MACHINE ROOM
POWERLIGHT EXPANSION - PHASE 1 17,629 S.F.
POWERLIGHT EXPANSION - PHASE 2 25,460 S.F.
1 SECOND FLOOR POWERLIGHT EXPANSION
N

Developer:
Orton Development, Inc.

POWERLIGHT EXPANSION

FORD ASSEMBLY BUILDING

1414 HARBOUR WAY SOUTH
RICHMOND, CA 94804

JULY 23, 2007

EXHIBIT A-4

Exhibit A-5

Outline of R&D Space